EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

    We consent to the inclusion of our report and the incorporation by reference in this Registration Statement on Form S-1 of our report dated October 28, 2011, relating to the financial statements of AmbiCom Holdings, Inc. (the “Company”) which appears in the exhibits to the Company’s  Annual Report on Form 10-K for the year ended July 31, 2011.  We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Kim & Lee Corporation
Kim & Lee Corporation
Los Angeles, California
November 21, 2011